Exhibit 10.4

[Form of]
Transportation Technologies Industries, Inc.
Stock Option Agreement

          THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into this    day of August, 2004 by and between Transportation Technologies Industries, Inc., a Delaware corporation (the “Company”), and [ ] (the “Option Holder”).

          WHEREAS, the Option Holder has been designated by the Compensation Committee of the Board of Directors of the Company (the “Committee”) to participate in the 2004 Long Term Incentive and Share Award Plan (the “Plan”) (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan);

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company and the Option Holder agree as follows:

          (a) Grant. Pursuant to the provisions of the Plan, all of the terms of which are incorporated herein by reference unless otherwise provided herein, the Company hereby grants to the Option Holder an option (the “Option”) to purchase [ ] shares of the Company’s common stock (the “Common Stock”). The Option is granted as of August [17], 2004 (the “Date of Grant”), and such grant is subject to all of the terms and conditions herein and to all of the terms and the conditions of the Plan, provided that, in the event of a conflict between the Plan and this Agreement, the terms of this Agreement shall govern. The Option is intended to be non-qualified, and is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

          (b) Exercise Price. The exercise price of the shares subject to the Option shall be equal to the per share price at the time of the consummation of the Company’s initial public offering, subject to adjustment as provided in the Plan.

          (c) Term of Option. The Option may, subject to the vesting and termination provisions of paragraphs (d) and (e) below, be exercised only during the period commencing on the Date of Grant and continuing until the close of business on tenth anniversary of the Date of Grant (the “Option Period”). At the end of the Option Period, the Option shall terminate, unless sooner terminated pursuant to paragraph (e) below.

          (d) Vesting. The Option Holder’s right to purchase shares of Common Stock under the Option shall be exercisable only to the extent that the Option has vested. Subject to subparagraph (g) below, the Option shall vest and become exercisable upon the following schedule (provided the Option Holder remains in the employ of the Company on the applicable vesting date):

(i)	one-third (1/3) of the shares subject to the Option vest on the first anniversary of the Date of Grant;

(ii)	an additional one-third (1/3) of the shares subject to the Option vest on the second anniversary of the Date of Grant; and

(iii)	the final one-third (1/3) of the shares subject to the Option vest on the third anniversary of the Date of Grant.

(iv)	In addition, the Option shall vest and become exercisable upon a termination by the Company without Cause (as defined in Appendix A) or a termination by the Option Holder for Good Reason (as defined in Appendix A).[1]

          (e) Termination of Employment. If the employment of the Option Holder terminates for any reason other than a Qualifying Termination (as defined below) during the Option Period, the Option shall immediately terminate. If the employment of the Option Holder terminates by reason of a Qualifying Termination during the Option Period, the Option shall be exercisable only to the extent that it was exercisable on the date of the Option Holder’s termination of employment and shall terminate on the earlier of (i) the first anniversary of the date of the Option Holder’s termination of employment or (ii) the end of the Option Period. For purposes of this Agreement, the term “Qualifying Termination” shall mean a termination of the Option Holder’s employment by reason of the Option Holder’s death, Disability (as defined in Appendix A) or Retirement (as defined in Appendix A), a termination by the Company without Cause (as defined in Appendix A) or a termination by the Option Holder for Good Reason (as defined in Appendix A).2

          (f) Exercise of Option. In order to exercise the Option, the Option Holder shall submit to the Secretary of the Company an instrument in writing specifying the number of shares of Common Stock in respect of which the Option is being exercised, accompanied by payment, in a manner acceptable to the Committee, of the exercise price of the shares in respect of which the Option is being exercised. Shares shall then be issued by the Company and a share certificate delivered to the Option Holder; provided, however, that the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provisions of any applicable law.

          (g) Change of Control. In the event of a Change of Control (as defined in the Plan), the Option shall become fully vested and exercisable.

[1]	This sub-provision shall not be included in the option agreements of Option Holders who are not party to employment agreements with the Company.

[2]	For Option Holders (a) other than Begel, Weller, Cirar, Mueller and Tallering and (b) who are not party to an employment agreement with the Company, the definition of “Qualifying Termination” shall be limited to a termination of the Option Holder’s employment by reason of the Option Holder’s death or Retirement (as defined in Appendix A).

          (h) Non-Transferable. The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent.

          (i) References. References herein to rights and obligations of the Option Holder shall apply, where appropriate, to the Option Holder’s legal representative or guardian without regard to whether specific reference to such legal representative or guardian is contained in a particular provision of this Agreement or the Plan.

          (j) Taxes. The Option Holder shall be responsible for all taxes required to be paid under applicable tax laws with respect to the Option.

          (k) Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Option Holder represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

          (l) Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, and is signed by both the Option Holder and a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

          (m) Notices. Any notice to be given hereunder shall be in writing and shall be deemed given hereunder when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

          To Option Holder at:

[                    ]
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue
Suite 1000
Chicago, IL 60611

          To the Company at:

Transportation Technologies Industries, Inc.
980 North Michigan Ave.
Suite 1000
Chicago, IL 60611
Attention: Secretary

          Any notice delivered personally or by courier under this paragraph (m) shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

          (n) Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

          (o) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

          (p) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year set forth above.

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

By:

Name:
Title:

OPTION HOLDER:

Name: [ ]

APPENDIX A3

For purposes of this Agreement:

1. “Disability” means that, in the written opinion of a qualified physician selected by the Company, the Option Holder shall become unable to perform his duties hereunder due to physical or mental illness that continues for one year.

2. “Cause” means

(i)	the willful and continuous neglect or refusal to perform the Option Holder’s duties or responsibilities, or the willful taking of actions (or willful failures to take actions) that materially impair the Option Holder’s ability to perform his duties or responsibilities that in each case continues after being communicated in writing to the Option Holder (other than any such failure resulting from the Option Holder’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a written notice of termination of the Option Holder’s employment by the Company; or

(ii)	any act by the Option Holder that constitutes gross negligence or willful misconduct in the performance of his duties hereunder, or the conviction of the Option Holder for any felony, in each case which is materially and manifestly injurious to the Company and which is brought to the attention of the Option Holder in writing not more than thirty days from the date of its discovery by the Company or the Board of Directors of the Company (the “Board”).

          For purposes of this definition, no act, or failure to act, on the Option Holder’s part shall be considered “willful,” unless done, or omitted to be done, by him not in good faith or without reasonable belief that his action or omission was in the best interest of the Company. Any act, or fail-

[3]	The definitions of the terms “Disability,” “Cause,” and “Good Reason” in this Appendix A may differ for Option Holders (a) other than Begel, Weller, Cirar, Mueller and Tallering and (ii) who are party to an employment agreement with the Company, depending on the definitions of such terms in each Option Holder’s respective employment agreement. The definitions of the terms “Disability,” “Cause,” and “Good Reason” in this Appendix A shall not be included in the option agreements of Option Holders who are not party to employment agreements with the Company.

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ure to act, based upon the direction or instruction of the Board pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be presumed to be done, or omitted to be done, in good faith and in the best interests of the Company absent knowledge by the Option Holder the contrary. Notwithstanding the foregoing, the Option Holder shall not be deemed to have been terminated for Cause without (1) written notice to the Option Holder specifying in detail the specific reasons for the Company’s intention to terminate for Cause, (2) an opportunity for the Option Holder, together with his counsel, to be heard before the Board, (3) with respect to actions or inaction specified in paragraph (i) above, a reasonable opportunity for the Option Holder to cure the action or inaction specified by the Company and (4) delivery to the Option Holder of a written notice of termination of the Option Holder’s employment by the Company.

3. “Good Reason” means, without the Option Holder’s express written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected prior to the date of termination of employment (which date shall not be less than twenty (20) nor more than thirty (30) days from the date of the issuance of a written notice of termination of the Option Holder’s employment by the Company) specified in such written notice of termination given in respect thereof: (A) a material change in the Option Holder’s position, duties, responsibilities (including reporting responsibilities) or authority (except during periods when the Option Holder is unable to perform all or substantially all of the Option Holder’s duties and/or responsibilities on account of the Option Holder’s illness (either physical or mental) or other incapacity), which, in the Option Holder’s reasonable judgment, represent an adverse change, (B) a reduction in either the Option Holder’s annual rate of base salary or level of participation in any bonus plans for which he is eligible, (C) failure to provide facilities or services that are suitable as determined by the Board to the Option Holder’s position and adequate for the performance of the Option Holder’s duties and responsibilities, including the failure to maintain the Chicago office (or comparable office facilities so long as the Option Holder does not have to relocate outside the city of Chicago, Illinois), without the prior written consent of the Option Holder, (D) any purported termination by the Company of the Option Holder’s employment that is not effected pursuant to a written notice of termination of the Option Holder’s employment by the Company or (E) failure of any successor (by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to become liable for the performance of the Option Holder’s employment agreement with the Company by assumption or by operation of law or otherwise. The Option Holder’s right to terminate employment pursuant to this definition shall not be affected by the Option Holder’s incapacity due to physical or mental illness.

4. “Retirement” shall have the same meaning ascribed to such term in the corporate policy and/or relevant document of the Option Holder’s employment entity.